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                                                                      Exhibit 21


                       SUBSIDIARIES OF DIAMETRICS MEDICAL, INC.


     The Company's consolidated subsidiaries are shown below, together with the percentage of voting securities owned and the state or jurisdiction of each subsidiary:


                                               Percentage of
                                             Outstanding Voting
Subsidiaries                                  Securities Owned
------------                                  ----------------
Diametrics Medical, Ltd.                            100%
(United Kingdom)